Exhibit 3.1

Angel oak residential evergreen trust

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FIRST:            The undersigned trustee does hereby form a statutory trust pursuant to the Maryland Statutory Trust Act.

SECOND:      The name of the statutory trust (the “Trust”) is:

Angel Oak Residential Evergreen Trust

THIRD:           The address of the Trust’s principal office in the State of Maryland is c/o CSC – Lawyers Incorporating Service Company, 7 Saint Paul Street, Suite 820, Baltimore, Maryland 21202.

FOURTH:       The name and business address of the Trust’s resident agent are CSC – Lawyers Incorporating Service Company, 7 Saint Paul Street, Suite 820, Baltimore, Maryland 21202.

FIFTH:            The undersigned trustee of the Trust acknowledges under the penalties of perjury, that to the best of his knowledge and belief, the facts stated herein are true.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned trustee has signed this Certificate of Trust as of this 8th day of July, 2026.

/s/ Namit Sinha
Name: Namit Sinha
Title: Trustee

[Signature Page to Certificate of Trust]